EXHIBIT 99.1

WCA Waste Corporation Announces Third Quarter 2006 Results

 -- Third Quarter Revenue Increased 32.9%
 -- Third Quarter Operating Income Increased 26.6%
 -- Third Quarter Internal Growth of 13.6% (including fuel
    surcharge of 3.3%)

HOUSTON, Nov. 1, 2006 (PRIMEZONE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today financial results for the third quarter ended September 30, 2006. For the third quarter of 2006, revenue increased 32.9% to $39.2 million over the $29.5 million that was reported for the same period last year. Operating income increased 26.6% to $6.2 million over the $4.9 million that was reported for the quarter ended September 30, 2005. The Company reported a net loss available to common stockholders for the quarter of $3.4 million, or $0.21 per share, compared to net income of $1.3 million, or $0.09 per share, for the third quarter last year. After adjustments to exclude the write-off of deferred financing costs and debt discount, and the gains (losses) on interest rate swap agreements, net income available to common stockholders would be $0.8 million, or $0.05 per share, for the three months ended September 30, 2006.

For the nine months ended September 30, 2006, revenue increased 37.7% to $112.1 million over the $81.4 million for the same period last year. Operating income increased 43.2% to $18.2 million over the $12.7 million for the nine months ended September 30, 2005. Net income available to common stockholders for the nine months ended September 30, 2006 was $1.1 million, or $0.07 per share, compared to $2.9 million, or $0.19 per share, for the same period in 2005. After adjustments to exclude the write-off of deferred financing costs and debt discount, and the gains (losses) on interest rate swap agreements, net income available to common stockholders would be $3.0 million, or $0.18 per share, for the nine months ended September 30, 2006.

Tom Fatjo, Chairman of WCA Waste Corporation, stated, "We are excited with our operating results for the quarter. Our revenue continues to grow while producing one of the highest EBITDA margins in the industry. With the refinancing that was completed during the third quarter of 2006, which gives the Company approximately $225 million of additional capital available, we remain focused on building a growth company through the completion of tuck-in acquisitions and strategic acquisition of landfills in new markets."

The following tables provide more detailed information about our third quarter earnings. In these tables, EBITDA, and a second non-GAAP measure, are each reconciled to our net income (loss) available to common stockholders. WCA Waste Corporation will be hosting a conference call to discuss the third quarter 2006 earnings at 8:30 am Eastern Time on November 2, 2006.

WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company's operations consists of 20 landfills, 23 transfer stations/materials recovery facilities and 24 collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company's common stock is traded on the NASDAQ Global Market under the symbol "WCAA."

RISK FACTORS AND CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release and other communications, such as conference calls, presentations, statements in public filings, other press releases, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally include discussions and descriptions other than historical information. These statements can generally be identified as such because the context of the statement will include words such as "may," "should," "outlook," "project," "intend," "seek," "plan," "believe," "anticipate," "expect," "estimate," "potential," "continue," or "opportunity," the negatives of these words, or similar words or expressions. Similarly, statements that describe our plans, objectives, goals, expectations or intentions and other statements that are not historical facts are forward-looking statements. For example, descriptions of strategy are forward looking statements, including descriptions of our acquisition strategy and the benefits of any acquisition or potential acquisition.

The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. We caution that forward-looking statements are not guarantees, are based upon the current beliefs and expectations of WCA's management, and are subject to known and unknown risks and uncertainties. Since our business, operations and strategies are subject to a number of risks, uncertainties and other factors, actual results may differ materially from those described in the forward-looking statements.

As to acquisitions and acquisition strategies, on which our future financial performance will significantly depend, risks and uncertainties include, without limitation: we may be unable to identify, complete or integrate future acquisitions successfully; we compete for acquisition candidates with other purchasers, some of which have greater financial resources and may be able to offer more favorable terms; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons; businesses that we acquire may have unknown liabilities and require unforeseen capital expenditures; changes or disruptions associated with making acquisitions may make it more difficult to maintain relationships with customers of the acquired businesses; in connection with financing acquisitions, we may incur additional indebtedness, or may issue additional shares of our common stock which would dilute the ownership percentage of existing stockholders; rapid growth may strain our management, operational, financial and other resources; revenue and other synergies from acquisitions may not be fully realized or may take longer to realize than expected; and we may not be able to improve internalization rates by directing waste volumes from acquired businesses to our landfills for regulatory, business or other reasons.

Moreover, our results will be subject to a number of operational and other risks, including the following: we may not be successful in expanding the permitted capacity of our current or future landfills; our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital; increases in the costs of disposal, labor and fuel could reduce operating margins; increases in costs of insurance or failure to maintain full coverage could reduce operating income; we may be unable to obtain financial assurances necessary for our operations; we are subject to environmental and safety laws, which restrict our operations and increase our costs, and may impose significant unforeseen liabilities; we compete with large companies and municipalities with greater financial and operational resources, and we also compete with alternatives to landfill disposal; covenants in our credit facilities and the instruments governing our other indebtedness may limit our ability to grow our business and make capital expenditures; changes in interest rates may affect our results of operations; a downturn in U.S. economic conditions or the economic conditions in our markets may have an adverse impact on our business and results of operations; and our success depends on key members of our senior management, the loss of any of whom could disrupt our customer and business relationships and our operations.

We describe these and other risks in greater detail in the sections entitled "Business -- Risk Factors" and "-- Cautionary Statement About Forward-Looking Statements" included in our Annual Report on Form 10-K for the year-ended December 31, 2005 and in the sections entitled "Risk Factors" and "Risk Factors and Cautionary Statement About Forward-Looking Statements" included in our Quarterly Report on Form 10-Q filed for the quarter ended June 30, 2006, to which we refer you for additional information.

 WCA --- 3rd Quarter 2006 Earning Release Information

                        WCA Waste Corporation
            Condensed Consolidated Statement of Operations
                             (Unaudited)

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                             -------------------   -------------------
                               2006       2005       2006       2005
                             --------   --------   --------   --------
                              (In thousands, except per share amounts)

 Revenue                     $ 39,217   $ 29,498   $112,113   $ 81,435
 Expenses:
  Cost of services             25,176     18,908     71,646     52,596
  Depreciation and
   amortization                 4,898      3,846     14,235     10,297
  General and administrative:
   Stock-based compensation
    charge                        258        183        819        320
   Other general and
    administrative              2,643      1,629      7,228      5,520
                             --------   --------   --------   --------
                               32,975     24,566     93,928     68,733
                             --------   --------   --------   --------
 Operating income               6,242      4,932     18,185     12,702
 Other income (expense):
  Interest expense, net        (3,893)    (2,734)   (12,173)    (6,613)
  Write-off of deferred
   financing costs and
   debt discount               (3,240)       (14)    (3,240)    (1,308)
  Net gain on terminated
   interest rate swap             276         --      3,980         --
  Unrealized loss on
   interest rate swap          (3,811)        --     (3,811)        --
  Other                            31         14        104         27
                             --------   --------   --------   --------
                              (10,637)    (2,734)   (15,140)    (7,894)
                             --------   --------   --------   --------
 Income (loss) before
  income taxes                 (4,395)     2,198      3,045      4,808
 Income tax (provision)
  benefit                       1,675       (873)    (1,314)    (1,893)
                             --------   --------   --------   --------
 Net income (loss)             (2,720)     1,325      1,731      2,915
 Accrued payment-in-kind
  dividend on preferred stock    (665)        --       (665)        --
                             --------   --------   --------   --------
 Net income (loss) available
  to common stockholders     $ (3,385)  $  1,325   $  1,066   $  2,915
                             ========   ========   ========   ========
 PER SHARE DATA
  (Basic and diluted):
 Net income (loss) available
  to common stockholders     $  (0.21)  $   0.09   $   0.07   $   0.19
                             ========   ========   ========   ========
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)          16,378     15,362     16,353     15,343
                             --------   --------   --------   --------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)        16,378     15,385     16,373     15,382
                             --------   --------   --------   --------

                     Non-GAAP Financial Measures
 ---------------------------------------------------------------------

 Our management evaluates our performance based on non-GAAP measures, of which the primary performance measure is EBITDA. EBITDA consists of earnings (net income or loss) available to common stockholders before preferred stock dividend, interest expense (including gains
 (losses) on interest rate swap agreements as well as write-off of deferred financing costs and debt discount), income tax expense, depreciation and amortization. We also use these same measures when evaluating potential acquisition candidates.

 We believe EBITDA is useful to an investor in evaluating our operating performance because:

 - it is widely used by investors in our industry to measure a company's operating performance without regard to items such as interest expense, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired;

 - it helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swap agreements) and asset base (primarily depreciation and amortization of our landfills and vehicles) from our operating results; and

 - it helps investors identify items that are within our operational control. Depreciation charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

 Our management uses EBITDA:

 - as a measure of operating performance because it assists us in comparing our performance on a consistent basis as it removes the impact of our capital structure and asset base from our operating results;

 - as one method we use to estimate a purchase price (often expressed as a multiple of EBITDA) for solid waste companies we intend to acquire. The appropriate EBITDA multiple will vary from acquisition to acquisition depending on factors such as the size of the operation, the type of operation, the anticipated growth in the market, the strategic location of the operation in its market as well as other considerations;

 - in presentations to our board of directors to enable them to have the same consistent measurement basis of operating performance used by management;

 - as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations;

 - in evaluations of field operations since it represents operational performance and takes into account financial measures within the control of the field operating units;

 - as a component of incentive cash bonuses paid to our executive officers and other employees;

 - to assess compliance with financial ratios and covenants included in our credit agreements; and

 - in communications with investors, lenders, and others, concerning our financial performance.

 The following presents a reconciliation of net income (loss)
 available to common stockholders to our total EBITDA (in thousands):

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                                -----------------   -----------------
                                  2006      2005      2006     2005
                                -------   -------   -------   -------
 Net income (loss) available
  to common stockholders        $(3,385)  $ 1,325   $ 1,066   $ 2,915
 Accrued payment-in-kind
  dividend on preferred stock       665        --       665        --
 Depreciation and amortization    4,898     3,846    14,235    10,297
 Interest expense, net            3,893     2,734    12,173     6,613
 Write-off of deferred
  financing costs and
  debt discount                   3,240        14     3,240     1,308
 Net gain on terminated
  interest rate swap               (276)       --    (3,980)       --
 Unrealized loss on interest
  rate swap                       3,811        --     3,811        --
 Income tax provision (benefit)  (1,675)      873     1,314     1,893
                                -------   -------   -------   -------
 Total EBITDA                   $11,171   $ 8,792   $32,524   $23,026
                                =======   =======   =======   =======
 As a percentage of revenue        28.5%     29.8%     29.0%     28.3%

 The following table presents a reconciliation of net income (loss)
 available to common stockholders to adjusted net income available to common stockholders to exclude write-off of deferred financing costs and debt discount, gains (losses) on interest rate swap agreements
 (in thousands). Management believes that this non-GAAP measure is useful to an investor because the excluded items are not
 representative of our on-going operational performance. Per share information of the adjusted net income available to common
 stockholders is also shown below:

  Adjusted net income available to common stockholders to exclude write-off of deferred financing costs and debt discount, gains
  (losses) on interest rate swap agreements:

                                Three Months Ended   Nine Months Ended
                                   September 30,       September 30,
                                 -----------------   -----------------
                                  2006       2005     2006       2005
                                 -------   -------   -------   -------
 Net income (loss) available
  to common stockholders         $(3,385)  $ 1,325   $ 1,066   $ 2,915
 Write-off of deferred
  financing costs and debt
  discount, net of tax             2,033         9     2,033       850
 Net gain on terminated
  interest rate swap,
  net of tax                        (261)       --    (2,500)       --
 Unrealized loss on interest
  rate swap, net of tax            2,396        --     2,396        --
                                 -------   -------   -------   -------
 Adjusted net income
  available to common
  stockholders                   $   783   $ 1,334   $ 2,995   $ 3,765
                                 =======   =======   =======   =======

 PER SHARE DATA (Basic and diluted):
 Adjusted net income available
  to common stockholders to
  exclude write-off of deferred
  financing costs and debt
  discount, gains (losses) on
  interest rate swap agreements:
  -- Basic                       $  0.05   $  0.09   $  0.18   $  0.25
                                 =======   =======   =======   =======
  -- Diluted                     $  0.05   $  0.09   $  0.18   $  0.24
                                 =======   =======   =======   =======
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Basic)             16,378    15,362    16,353    15,343
                                 -------   -------   -------   -------
 WEIGHTED AVERAGE SHARES
  OUTSTANDING (Diluted)           16,435    15,385    16,392    15,382
                                 -------   -------   -------   -------

  These non-GAAP measures may not be comparable to similarly titled measures employed by other companies and are not measures of performance calculated in accordance with GAAP. They should not be considered in isolation or as substitutes for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

                       Supplemental Disclosures
 ---------------------------------------------------------------------
                         (Dollars in millions)

                                               Nine Months Ended
                                               September 30, 2006
                                               -------------------
 Revenue Breakdown:
   Collection                                  $ 64.0         46.1%
   Disposal                                      46.0         33.2%
   Transfer                                      22.3         16.1%
   Other                                          6.4          4.6%
                                               ------       ------
      Total                                     138.7        100.0%
   Intercompany eliminations                    (26.6)
                                               ------
      Total reported revenue                   $112.1
                                               ======
 Internalization of Disposal:
 Nine months ended September 30, 2006            76.6%

 Debt to Capitalization:
  Long-term debt including current
   maturities                                  $167.5
  Total equity                                  166.3
                                               ------
      Total capitalization                     $333.8
                                               ======
         Debt-to-total capitalization            50.2%

 ---------------------------------------------------------------------

 Net Debt to Capitalization:
  Long-term debt including
   current maturities                          $167.5
  Cash on hand and restricted cash (a)          (57.5)
                                               ------
  Net debt                                      110.0
  Total equity                                  166.3
                                               ------
      Total capitalization                     $276.3
                                               ======
         Net debt-to-total capitalization        39.8%

 (a) Total restricted cash of $1.1 million relates to long-term tax-exempt bonds.

CONTACT:  WCA Waste Corporation, Houston
          Tommy Fatjo
          713-292-2400